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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We have issued our report dated February 7, 2003 accompanying the consolidated financial statements included in the Annual Report of Apogee Technology, Inc. and Subsidiary on Form 10-KSB for the year ended December 31, 2002. We consent to the use of the aforementioned report, which is incorporated by reference in the Registration Statements of Apogee Technology, Inc. and Subsidiary on Form S-8 (Nos. 333-90558 and 333-61486).

YOHALEM GILLMAN & COMPANY LLP

New York, New York
March 25, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS